                                                                 Exhibit 19.1


       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                               AS OF JUNE 30, 2000

AGGREGATE RECEIVABLES                  NUMBER OF             PERCENT OF                    AGGREGATE          PERCENT OF
BALANCE                                    ACCTS              NUMBER OF                  RECEIVABLES           AGGREGATE
                                                                  ACCTS                      BALANCE         RECEIVABLES
                                                                                                                 BALANCE


 1.     5,000  or less                    17,799                 61.91%               $31,058,043.88               5.64%

 2.     5,000 -    10,000                  4,000                 13.91%               $28,447,118.27               5.17%

 3.    10,000 -    25,000                  3,649                 12.69%               $57,471,348.14              10.44%

 4.    25,000 -    50,000                  1,541                  5.36%               $53,560,867.07               9.73%

 5.    50,000 -    75,000                    587                  2.04%               $35,510,794.81               6.45%

 6.    75,000 -   100,000                    291                  1.01%               $25,066,553.78               4.55%

 7.   100,000 -   250,000                    571                  1.99%               $87,169,367.73              15.84%

 8.   250,000 -   500,000                    174                  0.61%               $59,311,416.31              10.78%

 9.   500,000 - 1,000,000                     77                  0.27%               $51,166,381.79               9.30%

10. 1,000,000 - 5,000,000                     57                  0.20%              $109,263,703.18              19.85%

11.      Over   5,000,000                      2                  0.01%               $12,351,060.86               2.24%


Total:                                    28,748                                     $550,376,655.82 (1)

(1)  Includes $421,503.92 of loan commitments

        AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                              IDENTIFIED PORTFOLIO
                              AS OF JUNE 30, 2000

REMAINING INSTALLMENT                  NUMBER OF             PERCENT OF                    AGGREGATE          PERCENT OF
TERM                                       ACCTS              NUMBER OF                  RECEIVABLES           AGGREGATE
                                                                  ACCTS                      BALANCE         RECEIVABLES
                                                                                                                 BALANCE



03 Months or Less                         10,131                 35.24%               $60,648,257.45              11.02%


04 to 06 Months                           10,456                 36.37%              $175,074,897.80              31.81%


07 to 09 Months                            7,768                 27.02%              $219,009,056.30              39.79%


10 to 12 Months                              235                  0.82%               $50,103,341.56               9.10%


13 to 18 Months                               79                  0.27%               $17,870,710.84               3.25%


More than 18 Months                           79                  0.27%               $27,670,391.87               5.03%



Total:                                    28,748                                     $550,376,655.82 (1)


(1)  Includes $421,503.92 of loan commitments

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                               AS OF JUNE 30, 2000

STATES                         AGGREGATE RECEIVABLES              PERCENTAGE OF AGGREGATE
                                             BALANCE                  RECEIVABLES BALANCE

CALIFORNIA                           $117,116,385.38                               21.28%
TEXAS                                 $68,920,952.15                               12.52%
NEW YORK                              $44,093,600.04                                8.01%
FLORIDA                               $31,708,794.61                                5.76%
NEW JERSEY                            $26,061,446.98                                4.74%
PENNSYLVANIA                          $24,928,109.28                                4.53%
OHIO                                  $19,998,198.94                                3.63%
LOUISIANA                             $18,801,009.76                                3.42%
WASHINGTON                            $14,305,045.29                                2.60%
GEORGIA                               $13,429,460.22                                2.44%
MASSACHUSETTS                         $12,632,274.25                                2.30%
ILLINOIS                              $12,475,850.12                                2.27%
INDIANA                                $9,669,963.49                                1.76%
COLORADO                               $9,096,393.37                                1.65%
MICHIGAN                               $8,312,908.22                                1.51%
NORTH CAROLINA                         $8,265,359.28                                1.50%
TENNESSEE                              $7,813,315.46                                1.42%
VIRGINIA                               $7,481,006.93                                1.36%
SOUTH CAROLINA                         $7,421,672.30                                1.35%
ALASKA                                 $7,272,811.90                                1.32%
UTAH                                   $7,190,204.87                                1.31%
KENTUCKY                               $6,742,378.52                                1.23%
OREGON                                 $5,812,579.09                                1.06%
MISSISSIPPI                            $5,747,084.31                                1.04%
CONNECTICUT                            $5,143,410.71                                0.93%
ARIZONA                                $4,799,446.81                                0.87%
MARYLAND                               $4,348,436.18                                0.79%
WEST VIRGINIA                          $4,299,118.20                                0.78%
OKLAHOMA                               $4,227,842.80                                0.77%
ALABAMA                                $4,159,791.22                                0.76%
MISSOURI                               $4,049,353.57                                0.74%
ARKANSAS                               $3,391,743.51                                0.62%
NEVADA                                 $3,215,071.29                                0.58%
MINNESOTA                              $2,828,531.33                                0.51%
WISCONSIN                              $2,607,196.49                                0.47%
IDAHO                                  $2,587,457.48                                0.47%
HAWAII                                 $2,035,480.73                                0.37%
NEBRASKA                               $2,000,202.41                                0.36%
KANSAS                                 $1,120,890.98                                0.20%
NEW HAMPSHIRE                            $984,219.51                                0.18%
MAINE                                    $950,790.31                                0.17%
IOWA                                     $818,655.14                                0.15%
RHODE ISLAND                             $530,780.34                                0.10%
MONTANA                                  $435,885.57                                0.08%
WYOMING                                  $298,245.07                                0.05%
SOUTH DAKOTA                             $166,955.08                                0.03%
DISTRICT OF COLUMBIA                      $58,305.15                                0.01%
NEW MEXICO                                $21,635.22                                0.00%
VERMONT                                      $405.96                                0.00%

Total:                               $550,376,655.82  (1)                         100.00%


(1)  Includes $421,503.92 of loan commitments

                            LOAN LOSS EXPERIENCE (1)

                             (DOLLARS IN THOUSANDS)

                              IDENTIFIED PORTFOLIO


                                                           SIX MONTHS
                                                          ENDED JUNE 30,                          YEAR ENDED DECEMBER 31,
                                                     2000              1999                1999           1998           1997
                                                     ----              ----                ----           ----           ----

Average Outstanding Principal Balance (2)          $527,065          $521,993             527,470       $536,913       $562,229
Gross Charge-Offs                                     1,026             1,377               2,756          3,010          1,002
Recoveries                                              465               567               1,185            804            102
Net Charge-Offs                                         561               810               1,571          2,206            900

Net Charge Offs as a Percentage of                     0.21% (3)         0.31% (3)           0.30%          0.41%          0.16%
Average Outstanding Principal Balance

(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

(2)      Based on the average beginning of the month balances.

(3)      Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION

                              IDENTIFIED PORTFOLIO


                                                             AT JUNE 30,                              AT DECEMBER 31,

                                                          2000        1999                     1999          1998       1997
                                                          ----        ----                     ----          ----       ----

Number of days a loan remains overdue after cancellation of the related insurance policy

               31-89 days                                 0.26%       0.72%                    0.95%         1.25%      1.17%

               90-270 days                                0.55%       0.76%                    0.69%         0.91%      0.93%

               Over 270 days (1)                          0.00%       0.00%                    0.00%         0.00%      0.00%
                                                          ----        ----                     ----          ----       ----
                   Total                                  0.81%       1.48%                    1.64%         2.16%      2.10%
                                                          ====        ====                     ====          ====       ====

(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD

                              IDENTIFIED PORTFOLIO

                             (DOLLARS IN THOUSANDS)

                                                                 SIX MONTHS
                                                                ENDED JUNE 30,                     YEAR ENDED DECEMBER 31,
                                                                --------------                     -----------------------

                                                            2000            1999               1999          1998         1997
                                                            ----            ----               ----          ----         ----

Average Month Principal Balance (1)                       $527,065        $521,993           $527,470      $536,913     $562,229

Interest & Fee Income                                       27,931          27,325             53,879        60,676       63,462

Average Revenue Yield on Outstanding                         10.60% (3)      10.47% (3)         10.21%        11.30%       11.29%
Principal Balance Receivables (2)


(1)      Based on the average beginning of the month balances.

(2)      Line 2 divided by line 1.

(3)      Calculated on an annualized basis.